EXHIBIT 99.2

TREXIMET® PRODUCT LINE OF GLAXO GROUP LTD
STATEMENT OF ASSETS ACQUIRED

INDEX

ITEM	PAGE

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired	3
Notes to Statement of Assets Acquired	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Pernix Therapeutics Holdings, Inc.

We have audited the accompanying Statement of Assets Acquired (the “Financial Statement”) of the Treximet® product line (“Treximet®”) of Glaxo Group Ltd. acquired by Pernix Therapeutics Holdings, Inc. (the “Company”) as of August 20, 2014. The Financial Statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this Financial Statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Financial Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of the Company. As described in Note 2, the accompanying Financial Statement is attributable to Treximet® is not intended to be a complete presentation of Treximet®’s financial position.

In our opinion, the Financial Statement referred to above presents fairly, in all material respects, the assets acquired of Treximet® as of August 20, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ Cherry Bekaert LLP

Atlanta, Georgia
October 8, 2014

TREXIMET® PRODUCT LINE OF GLAXO GROUP LIMITED
STATEMENT OF ASSETS ACQUIRED
 (in thousands)
August 20, 2014
ASSETS ACQUIRED
Intangible assets	$253,000
Goodwill	4,309
Total assets acquired	$257,309

The accompanying notes are integral part of the statement of assets acquired.

TREXIMET® PRODUCT LINE OF GLAXO GROUP LTD
NOTES TO STATEMENT OF ASSETS ACQUIRED

1.	Description of Business and Acquisition of Treximet ®

On May 13, 2014 an asset purchase and sale agreement was entered into by Glaxo Group Limited, GlaxoSmithKline Intellectual Property Management Limited, GlaxoSmithKline Intellectual Property Holdings Limited, GlaxoSmithKline L.L.C. (together, “GSK”) and Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”).   In this agreement the pharmaceutical product marketed under the Treximet® trademark was sold by GSK to Worrigan Limited, a wholly-owned subsidiary of Pernix Therapeutics Holdings, Inc. (collectively, “Pernix ”) including the regulatory registrations, the related contracts, and the product intellectual property associated therewith. On May 13, 2014 a supply agreement was entered into by GSK and Pernix. Upon the effective date, August 20, 2014, and subject to the letter agreement dated August 14, 2014, GSK will manufacture Treximet® for sale to Pernix for a period of three years unless terminated earlier due to GSK’s failure to supply resulting from a force majeure event, Pernix’s failure to pay the holdback amount, or a material contract breach, insolvency, or bankruptcy by either party as defined in the supply agreement.

Treximet® is a medication indicated for the acute treatment of migraine pain and inflammation manufactured by GSK under a license from Pozen Pharmaceutical Development Company (“Pozen”).  The product is a combination of 85 mg of sumatriptan and 500 mg of naproxen sodium.  In June 2003, Pozen licensed the United States (“U.S.”) only rights to Treximet® to GSK, which was responsible for all commercialization activities in the U.S.  The product was approved by the Federal Drug Administration in the U.S. in April 2008. In November 2011, Pozen sold most of the future royalty and milestone payments covering Treximet® sales in the U.S. to CPPIB Credit Investments Inc. (“CPPIB”). On August 15, 2014 GSK received from Pozen and Pozen received from CPPIB consent letters to sell the Treximet® rights to Pernix.

On August 20, 2014 the agreement was closed and Pernix acquired from GSK the rights, title and interest to the Treximet® assets in accordance with the asset purchase and sale agreement.

2.	Basis of Presentation

The accompanying statement of assets acquired was prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and for inclusion in the Company’s filings with the Securities and Exchange Commission, and is not intended to be a complete presentation of the financial position of the Treximet® business. The Company has been advised by GSK that it is impracticable to prepare complete financial statements related to the Treximet® business as the business was not a separate legal entity of GSK and was never operated as a stand-alone business, division or subsidiary. GSK has also advised the Company that it has never prepared full stand-alone or full carve-out financial statements for the Treximet® business, and that GSK has never maintained the distinct and separate accounts necessary to prepare such financial statements. Accordingly, the accompanying statement of assets acquired does not purport to present the financial position of the Treximet® product line that would have resulted if Treximet® had operated as a standalone, separate business. The Company has determined that the acquisition of assets of Treximet® as of August 20, 2014 constitutes a business acquisition (“Treximet® business”) as defined by Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805, Business Combinations. Accordingly, the assets acquired (there were no liabilities assumed) are presented at their acquisition date fair values as required by that statement. Fair values are determined based on the requirements of FASB ASC 820, Fair Value Measurements and Disclosures.

Use of Estimates

Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Financial Statements. Such estimates include, but are not limited to, valuation of intangibles. Actual results could differ from those estimates.

Intangible Assets

Intangible assets are determined based on fair value are comprised of  intellectual property  valued at $230 million and in-process research and development (“IPR&D”) intangibles valued at $23 million. The fair value of identifiable assets is determined primarily using the “income method,” which starts with a forecast of all expected future cash flows. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including net revenue, cost of product sales, research and development costs, sales and marketing expenses, income taxes, capital expenditures and working capital requirements) as well as estimated contributory asset charges; the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, among other factors.

Intellectual property  intangible assets will be amortized on a straight line basis over 3.5 years.  In-process research and development will be amortized on a straight line basis over its useful life from the date of receipt of regulatory approval.

Goodwill

Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the assets acquired. Goodwill is not amortized but tested for impairment on an annual basis or when indications for impairment exist.